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                                                          Exhibit 23



                 Consent of Independent Auditors


We consent to the incorporation by reference in the following Hibernia Corporation Registration Statements

                 Form S-3 No. 33-26553 (dated February 21, 1989) Form S-8 No. 2-81353 (dated February 23, 1989) Form S-8 No. 33-26871 (dated February 23, 1989) Form S-3 No. 33-37701 (dated January 31, 1991)
                 Form S-8 No. 2-96194 (dated April 8, 1991)
                 Form S-3 No. 33-53108 (dated December 28, 1992) Form S-3 No. 33-55844 (dated December 28, 1992) Form S-4 No. 33-52971 (dated May 13, 1994)
                 Form S-4 No. 33-51901 (dated May 13, 1994)
                 Form S-4 No. 33-53011 (dated June 16, 1994)
                 Form S-4 No. 33-52249 (dated July 8, 1994)
                 Form S-4 No. 33-56037 (dated November 8, 1994) Form S-4 No. 33-56341 (dated November 11, 1994) Form S-4 No. 33-57055 (dated December 29, 1994)

of our report dated January 11, 1994, except for the pooling of interests with the Other Pooled Companies described in Note 16, for which the date is December 31, 1994, with respect to the supplemental consolidated financial statements of Hibernia Corporation included in this Report on Form 8-K dated February 14, 1995.

                                                            s/ERNST & YOUNG LLP

New Orleans, Louisiana
February 13, 1995